Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-135036


                                   PROSPECTUS

                       RICK'S CABARET INTERNATIONAL, INC.
                         501,482 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 164,829 shares of our common stock, $0.01 par value ("Common Stock") currently held by certain selling stockholders and 336,653 shares of Common Stock issuable upon the conversion of convertible debentures currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive the benefit of the conversion of the convertible debentures held by certain selling stockholders for which we are registering the underlying shares of Common Stock. Upon conversion of any portion of the convertible debentures, we will make the appropriate reduction in the debt for which the convertible debenture was issued. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol "RICK." On June 12, 2006, the last reported sales price of our Common Stock was $6.56 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE 23, 2006.

                                TABLE OF CONTENTS
                                -----------------


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . .  1
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS . . .  2
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . .  3
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .  9
SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . .  9
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . .  11
DESCRIPTION OF SECURITIES TO BE REGISTERED . . . . . . . . . . .  13
INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . .  14
MATERIAL CHANGES . . . . . . . . . . . . . . . . . . . . . . . .  14
COMMISSION POSITION OF INDEMNIFICATION FOR
    SECURITIES ACT LIABILITIES . . . . . . . . . . . . . . . . .  14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. . . . . . . .  15
WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . .  16

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled ""Where you can find more information" on page 3 in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "we," "us," and "our" refer and relate to Rick's Cabaret International, Inc. and its consolidated subsidiaries.

THE COMPANY

Our name is Rick's Cabaret International, Inc. We currently own and operate a total of ten adult nightclubs that offer live adult entertainment, restaurant and bar operations. Five of our clubs operate under the name "Rick's Cabaret", four of the clubs operate under the name "XTC" and one club operates under the name "Club Onyx." Our nightclubs are in Houston, Austin and San Antonio, Texas; Charlotte, North Carolina; Minneapolis, Minnesota; and New York, New York. In January 2005, we acquired a club in New York, New York which opened in September 2005. In June 2004, we converted our original Rick's Cabaret nightclub in Houston's Galleria District into "Club Onyx", an upscale venue that welcomes all customers but cater especially to urban professionals, businessmen and professional athletes. We also own or operate premiere adult entertainment Internet websites.

Our online entertainment sites are xxxPassword.com, CouplesTouch.com, CouplesClick.net, and NaughtyBids.com. The site xxxPassword.com features adult content licensed through Voice Media, Inc. CouplesTouch.com and CouplesClick.net are personals sites for those in the swinging lifestyle. Naughtybids.com is our online adult auction site. It contains consumer-initiated auctions for items such as adult videos, apparel, photo sets, adult paraphernalia and other erotica. There are typically approximately 10,000 active auctions at this site at any given time. We charge the seller a fee for each successful auction. All of our sites use proprietary software platforms written by us to deliver the best experience to the user without being constrained by off-the-shelf software solutions.

THE  OFFERING

Outstanding     4,920,367 shares (as of June 12, 2006).
Common Stock

Common Stock    Up to 164,829 shares of Common Stock held by certain selling stockholders
Offered         and 336,653 shares of Common Stock issuable upon the conversion of a
                Convertible Debenture.

Offering Price  Determined at the time of sale by the selling stockholders.

Proceeds        We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof.  We may,


                                     Page 1

                however, receive the benefit of the conversion of the convertible debentures held by certain selling stockholders for which we are registering the underlying
                shares of Common Stock.   Upon conversion of any portion of the convertible
                debentures, we will make the appropriate reduction in the debt for which the convertible debenture was issued.

                The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Small Cap
                Market listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.

Risk Factors    The securities offered hereby involve a high degree of risk. See "Risk Factors"
                herein.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this Form S-3 to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on behalf of us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements in this Form S-3 are forward-looking statements. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects,"
"anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and we believe that they have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance that our expectations, beliefs or projections will result, be achieved, or be accomplished. In addition to other factors and matters discussed elsewhere in this Form S-3, the following are important factors that in our view could cause material adverse affects on our financial condition and results of operations: the risks and uncertainties related to our future operational and financial results, the risks and uncertainties relating to our Internet operations, competitive factors, the timing of the openings of other clubs, the availability of acceptable financing to fund corporate expansion efforts, our dependence on key personnel, the ability to manage operations and the future operational strength of management, and the laws governing the operation of adult entertainment businesses. We have no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 3. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.


                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

                  RISKS RELATED TO THE COMPANY AND THE OFFERING

OUR BUSINESS OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES WHICH MAY AFFECT OUR ABILITY TO CONTINUE OPERATIONS OF EXISTING NIGHTCLUBS ACQUIRE ADDITIONAL NIGHTCLUBS OR BE PROFITABLE.

Adult entertainment nightclubs are subject to local, state and federal regulations. Our business is regulated by local zoning, local and state liquor licensing, local ordinances and state and federal time place and manner restrictions. The adult entertainment provided by our nightclubs has elements of speech and expression and, therefore, enjoys some protection under the First Amendment to the United States Constitution. However, the protection is limited to the expression, and not the conduct of an entertainer. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state and/or federal licensing and other regulations will permit our nightclubs to remain in operation or profitable in the future.

WE MAY NEED ADDITIONAL FINANCING OR OUR BUSINESS EXPANSION PLANS MAY BE SIGNIFICANTLY LIMITED.

If cash generated from our operations is insufficient to satisfy our working capital and capital expenditure requirements, we will need to raise additional funds through the public or private sale of our equity or debt securities. The timing and amount of our capital requirements will depend on a number of factors, including cash flow and cash requirements for nightclub acquisitions. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our then-existing shareholders will be reduced. We cannot assure you that additional financing will be available on terms favorable to us, if at all. Any future equity financing, if available, may result in dilution to existing shareholders, and debt financing, if available, may include restrictive covenants. Any failure by us to procure timely additional financing will have material adverse consequences on our business operations.

THERE IS SUBSTANTIAL COMPETITION IN THE NIGHTCLUB ENTERTAINMENT INDUSTRY WHICH MAY AFFECT OUR ABILITY TO OPERATE PROFITABLY OR ACQUIRE ADDITIONAL CLUBS.

Our nightclubs face competition. Some of these competitors may have greater financial and management resources than us. Additionally, the industry is subject to unpredictable competitive trends and competition for general entertainment dollars. There can be no assurance that we will be able to remain profitable in this competitive industry.

RISK OF ADULT NIGHTCLUB OPERATIONS

Historically, the adult entertainment, restaurant and bar industry has been an extremely volatile industry. The industry tends to be extremely sensitive to the general local economy, in that when economic conditions are prosperous, entertainment industry revenues increase, and when economic conditions are unfavorable, entertainment industry revenues decline. Coupled with this economic sensitivity are the trendy personal preferences of the customers who frequent adult cabarets. We continuously monitor trends in our customers' tastes and entertainment preferences so that, if necessary, we can make appropriate changes which will allow us to remain one of the premiere adult cabarets. However, any significant decline in general corporate conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business. In addition, we have historically catered to a clientele base from the upper end of the market. Accordingly, further reductions in the amounts of entertainment expenses allowed as deductions from income under the Internal Revenue Code of 1954, as amended, could adversely affect sales to customers dependent upon corporate expense accounts.

PERMITS RELATING TO THE SALE OF ALCOHOL

We derive a significant portion of our revenues from the sale of alcoholic beverages. In Texas, the authority to issue a permit to sell alcoholic beverages is governed by the Texas Alcoholic Beverage Commission (the "TABC"), which has the authority, in its discretion, to issue the appropriate permits. Rick's presently holds a Mixed Beverage Permit and a Late Hours Permit (the "Permits"). These Permits are subject to annual renewal, provided we have complied with all rules and regulations governing the permits. Renewal of a permit is subject to protest, which may be made by a law enforcement agency or by a member of the general public. In the event of a protest, the TABC may hold a hearing at which time the views of interested parties are expressed. The TABC has the authority after such hearing not to issue a renewal of the protested alcoholic beverage permit. While we have never been subject to a protest hearing against the renewal of our Permits, there can be no assurance that such a protest could not be made in the future, nor can there be any assurance that the Permits would be granted in the event such a protest was made. Other states may have similar laws which may limit the availability of a permit to sell alcoholic beverages or which may provide for suspension or revocation of a permit to sell alcoholic beverages in certain circumstances. The temporary or permanent suspension or revocations of either of the Permits or the inability to obtain permits in areas of expansion would have a material adverse effect on the revenues, financial condition and results of operations of the Company.

WE MUST CONTINUE TO MEET THE NASDAQ SMALL CAP MARKET CONTINUED LISTING REQUIREMENTS OR WE RISK DELISTING.

Our securities are currently listed for trading on the Nasdaq Small Cap Market. We must continue to satisfy Nasdaq's continued listing requirements or risk delisting which would have an adverse effect on our business. If our securities are ever de-listed from the Nasdaq, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders' ability to trade or obtain quotations of the market value of shares of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. There is no assurance that we will be able to maintain compliance with the Nasdaq continued listing requirements.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

In the future, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2007, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

UNINSURED RISKS

We maintain insurance in amounts we considers adequate for personal injury and property damage to which the business of the Company may be subject. However, there can be no assurance that uninsured liabilities in excess of the coverage provided by insurance, which liabilities may be imposed pursuant to the Texas "Dram Shop" statute or similar "Dram Shop" statutes or common law theories of liability in other states where we operate or expand. The Texas "Dram Shop" statute provides a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others. An employer is not liable for the actions of its employee who overserves if (i) the employer requires its employees to attend a seller training program approved by the TABC;
(ii) the employee has actually attended such a training program; and (iii) the employer has not directly or indirectly encouraged the employee to violate the law. It is our policy to require that all servers of alcohol working at our clubs be certified as servers under a training program approved by the TABC, which certification gives statutory immunity to the sellers of alcohol from damage caused to third parties by those who have consumed alcoholic beverages at such establishment pursuant to the Texas Alcoholic Beverage Code. There can be no assurance, however, that uninsured liabilities may not arise which could have a material adverse effect on the Company.

LIMITATIONS ON PROTECTION OF SERVICE MARKS

Our rights to the tradenames "Rick's" and "Rick's Cabaret" are established under the common law based upon our substantial and continuous use of these trademarks in interstate commerce since at least as early as 1987. "RICK'S AND STARS DESIGN" and "RICK'S CABARET" logos are registered through service mark registrations issued by the United States Patent and Trademark Office ("PTO"). There can be no assurance that these steps taken by the Company to protect its Service Marks will be adequate to deter misappropriation of its protected intellectual property rights. Litigation may be necessary in the future to protect our rights from infringement, which may be costly and time consuming. The loss of the intellectual property rights owned or claimed by us could have a material adverse affect on our business.

ANTI-TAKEOVER EFFECTS OF ISSUANCE OF PREFERRED STOCK

The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series, to fix the number of shares constituting any such series, and to fix the rights and preferences of the shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The Board's authority to issue Preferred Stock could discourage potential takeover attempts and could delay or prevent a change in control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no issued and outstanding shares of Preferred Stock; there are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue Preferred Stock.

WE  DO  NOT  ANTICIPATE  PAYING  DIVIDENDS  ON  COMMON SHARES IN THE FORESEEABLE
FUTURE.

Since our inception we have not paid any dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future. We expect that future earnings, if any, will be used for working capital and to finance growth.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or as a result of the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock.

THERE IS A LIMITED PUBLIC TRADING MARKET FOR OUR COMMON STOCK.

Our stock is currently traded on the Nasdaq Small Cap Market under the trading symbol "RICK". There is a limited public trading market for our common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of our common stock, and stockholders may be required to hold shares of our common stock for an indefinite period of time.

OUR STOCK PRICE HAS BEEN VOLATILE AND MAY FLUCTUATE IN THE FUTURE.

The trading price of our securities may fluctuate significantly. This price may be influenced by many factors, including:

     -    our  performance  and  prospects;
     -    the  depth  and  liquidity  of  the  market  for  our  securities;
     - sales by selling shareholders of shares issued or issuable in connection with the convertible debentures;
     -    investor  perception  of  us  and  the  industry  in which we operate;
     -    changes in earnings estimates or buy/sell recommendations by analysts;
     -    general  financial  and  other  market  conditions;  and
     -    domestic  economic  conditions.

Public stock markets have experienced, and may experience, extreme price and trading volume volatility. These broad market fluctuations may adversely affect the market price of our securities.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK AND THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

As of June 12, 2006, our Directors and executive officers and their respective affiliates collectively and beneficially owned approximately 23% of our outstanding common stock, including all warrants exercisable within 60 days. This concentration of voting control gives our Directors and executive officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

WE ARE DEPENDENT ON KEY PERSONNEL.

Our future success is dependent, in a large part, on retaining the services of Mr. Eric Langan, our President and Chief Executive Officer. Mr. Langan possesses a unique and comprehensive knowledge of our industry. While Mr. Langan has no present plans to leave or retire in the near future, his loss could have a negative effect on our operating, marketing and financial performance if we are unable to find an adequate replacement with similar knowledge and experience within our industry. We maintain key-man life insurance with respect to Mr. Langan. Although Mr. Langan is under an employment agreement (as described herein), there can be no assurance that Mr. Langan will continue to be employed by us. The loss of Mr. Langan could have a negative effect on our operating, marketing, and financing performance.

CUMULATIVE VOTING IS NOT AVAILABLE TO STOCKHOLDERS.

Cumulative voting in the election of Directors is expressly denied in our Articles of Incorporation. Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our Directors. Management's large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

OUR DIRECTORS AND OFFICERS HAVE LIMITED LIABILITY AND HAVE RIGHTS TO INDEMNIFICATION.

Our Articles of Incorporation and Bylaws provide, as permitted by governing Texas law, that our Directors and officers shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a Director or officer, with certain exceptions. The Articles further provide that we will indemnify our Directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its Directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles may have the effect of reducing the likelihood of derivative litigation against Directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles provide for the indemnification of our officers and Directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Texas law. The Articles include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                USE OF PROCEEDS
                                ---------------

We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive the benefit of the conversion of the convertible debentures held by certain selling stockholders for which we are registering the underlying shares of Common Stock. Upon conversion of any portion of the convertible debentures, we will make the appropriate reduction in the debt for which the convertible debenture was issued.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Small Cap Market listing fees, blue sky registration and filing fees, and fees and expenses of our counsel and our accountants.


                            SELLING SECURITY HOLDERS
                            ------------------------

The following is a list of the selling stockholders who own or who have a right to acquire the 501,482 shares of Common Stock covered by this prospectus. Currently, 164,829 shares of Common Stock are held by certain selling stockholders. Up to 336,653 shares of Common Stock are issuable upon the conversion of a Convertible Debentures held by certain selling stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 4,920,367 shares of common stock outstanding as of June 12, 2006. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of June 12, 2006, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of June 12, 2006. At the time of the acquisition there were no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the securities.

------------------------------------------------------------------------------------------------------
                                                BEFORE THE                    AFTER THE
                                                 OFFERING                     OFFERING
----------------------------  -------------  ---------------  ------------  -----------  -------------
                                                  Total
                                                Number of      Number of                  Percentage
                                                Shares of      Shares to      Number         to be
                                                 common        be Offered    of Shares   Beneficially
                                Position,         stock         for the        to be         Owned
                                Office or     Beneficially     Account of      Owned      after this
                                  Other      Owned Prior to   the Selling   after this     Offering
                                Material      the Offering    Stockholder    Offering         (3)
Name of Selling Stockholder   Relationship         (1)            (2)           (3)           (4)
----------------------------  -------------  ---------------  ------------  -----------  -------------

COMMON STOCK
----------------------------  -------------  ---------------  ------------  -----------  -------------
McNeil Interests(5)               None                  -0-       160,000          -0-            -0-
----------------------------  -------------  ---------------  ------------  -----------  -------------
Fairfield Investments             None           292,655 (6)      215,555       77,100            1.5%
----------------------------  -------------  ---------------  ------------  -----------  -------------
Ralph McElroy                    >10%
                              shareholder        748,467 (7)       91,604   748,467 (7)          15.0%
----------------------------  -------------  ---------------  ------------  -----------  -------------
Ryan McElroy                  Son of >10%
                              shareholder         15,268 (8)       15,268          -0-            -0-
----------------------------  -------------  ---------------  ------------  -----------  -------------
Wade McElroy                  Son of >10%
                              shareholder         57,584 (9)       19,084       38,500             <1%
----------------------------  -------------  ---------------  ------------  -----------  -------------

----------------------------  -------------  ---------------  ------------  -----------  -------------
                                                 TOTAL            501,512
------------------------------------------------------------------------------------------------------

(1) Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2) This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

(3) Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

(4) Based on 4,920,367 shares of Common stock issued and outstanding as of June 12, 2006.

(5) Ricky McNeil is the individual responsible for investment decisions and voting authority for this entity.

(6) Includes 62,300 shares of common stock held by Jeff Benton individually, 210,726 shares of common stock held indirectly by Fairfield Investment Group, LLC that are issuable upon the conversion of a convertible debenture, and 19,629 held indirectly by Fairfield Investment Group, LLC. Jeff Benton is the Managing Director of Fairfield Advisors and has investment decision and voting authority for this entity.

(7) Mr. McElroy is a greater than 10% shareholder of the Company. Mr. McElroy is the beneficial owner of 698,467 shares of Common Stock and 50,000 shares of Common Stock issuable upon the exercise of warrants. This number excludes 91,603 shares of Common Stock (which are being registered herein) issuable upon the conversion of a convertible debenture at a rate of $6.55 per share and also excludes 200,000 shares of Common Stock issuable upon the conversion of a secured convertible debenture at a rate of $3.00 per share as these debentures provide, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by Mr. McElroy upon conversion of the debentures shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.

(8) Includes 15,268 shares of common stock issuable upon the conversion of a convertible debenture at a rate of $6.55 per share.

(9) Includes 38,500 shares of common stock and 19,084 shares of common stock issuable upon the conversion of a convertible debenture at a rate of $6.55 per share.


                              PLAN OF DISTRIBUTION

     As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     -    exchange distributions and/or secondary distributions;

     -    sales  in  the  over-the-counter  market;

     -    underwritten  transactions;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     -    privately negotiated transactions.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

In connection with sales of the common stock under this prospectus, upon effectiveness of the registration statement, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

Because selling stockholders may be deemed to be statutory "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

We agreed to keep this prospectus effective until the earlier of (i) the three-year anniversary of the effective date, or (ii) the time that all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.


                                    EXPERTS
                                    -------

The financial statements of Rick's Cabaret International, Inc. at September 30, 2005 and 2004 included in and made a part of this document have been audited by Whitley Penn LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED
                   ------------------------------------------

GENERAL

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Texas law.

Our authorized capital stock consists of 16,000,000 shares of which there are 15,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.10 per share.

COMMON STOCK

As of June 12, 2006, there were 4,920,367 shares of common stock outstanding. We are registering 164,829 shares of common stock herewith. The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

SECURED CONVERTIBLE DEBENTURES

On February 6, 2006, we issued an unsecured Convertible Debenture to an unrelated investment group for the principal sum of $1,000,950 bearing interest at the rate of 10% per annum, with a maturity date of February 1, 2009. Under the terms of this Debenture, we are required to make three quarterly interest payments beginning May 1, 2006. Thereafter, we are required to make nine equal quarterly principal and interest payments. At any time after 366 days from the date of issuance of this Debenture, we have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture. At the election of the Holder, the Holder has the right at any time to convert all or any portion of the principal or interest amount of the Debenture into shares of our common stock at a rate of $4.75 per share, which approximates the closing price of the Company's stock on February 6, 2006. We are not registering any shares of common stock for future issuances of interest or dividends under this Debenture. The proceeds of the Debenture was used to payoff certain debt and increase our working capital.

On April 28, 2006, we issued convertible debentures with three shareholders for a principal sum of $825,000. The term is for two years and the interest rate is 12% per annum. At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debenture into shares of our common stock at a rate of $6.55 per share. The debentures provide, absent shareholder approval, that the number of shares of our common stock that may be acquired by the holders upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

Axelrod, Smith & Kirshbaum, P.C., who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented us in the past on certain legal matters. Mr. Robert D. Axelrod presently owns 89,300 shares of our common stock. His entire relationship with us has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.


                                MATERIAL CHANGES
                                ----------------

There have been no material changes in the Registrant's affairs since the end of the last fiscal year.


                             COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                 ----------------------------------------------

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Texas law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Company or its stockholders;
     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
     - under the Texas Business Corporation Act for the unlawful payment of dividends; or
     - for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Texas law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                -------------------------------------------------

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC with respect to the shares offered by this prospectus. This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement as allowed by the SEC. We refer you to the registration statement and its exhibits for further information about us and the shares offered by the selling shareholders.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update The SEC allows us to "incorporate by reference" the information we file with the SEC (File No. 000-13992), which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - our Annual Report on Form 10-KSB for the year ended September 30, 2005, as amended;

     - our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005;

     -    our  Quarterly  Report  on Form 10-QSB for the quarter ended March 31,
          2006;

     - our Current Reports on Form 8-K filed on October 7, 2005, March 27, 2006, April 6, 2006, April 14, 2006 and May 11, 2006; and

     -    our  Proxy  Statement  for  the  2006  Annual Meeting of Shareholders.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the address below. However, we will not provide copies of the exhibits to these filings unless we specifically incorporated by reference the exhibits in this prospectus.

                              Eric Langan, CEO/President
                              Rick's Cabaret International, Inc.
                              10959 Cutten Road
                              Houston, Texas  77066
                              (281) 397-6730


                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We  have  filed  with  the  SEC  a  registration statement on Form S-3 under the
Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov
                                                              ------------------
that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.Ricks.com. We also
                                                         -------------
make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Eric Langan, our President and Chief Executive Officer, at 10959 Cutten Road, Houston, Texas 77066.

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.